SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 9, 2003

Date of Report (Date of earliest event reported)

TARANTELLA, INC.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Encinal Street

Santa Cruz, California 95060

(Address of principal executive offices)

(831) 427-7222

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

On December 11, 2003, Tarantella, Inc. issued a press release announcing that the Board of Directors of the Company has appointed Frank Wilde as the President, CEO and Director of the Company, replacing Doug Michels. The Company further announced that it had signed definitive agreements for a private placement of common stock and warrants with a group of investors. The full text of the press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

99.1    Press release dated December 11, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARANTELLA, INC.

Date: December 11, 2003	By:	/S/ ALOK MOHAN

Alok Mohan Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 11, 2003.